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                          CREDIT AND SECURITY AGREEMENT

                                  by and among

                                  SKYMALL, INC.
                              a Nevada corporation,




                                skymall.com, inc.
                              a Nevada corporation,


                                DURHAM & COMPANY,
                               a Utah corporation


                                       and


                                  IMPERIAL BANK
                        a California banking corporation




                                   Dated as of

                                  June 30, 1999


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

                                TABLE OF CONTENTS

                                                                            Page

RECITALS..................................................................    1

ARTICLE I     Definitions.................................................    2
     Section 1.1   Definitions............................................    2
     Section 1.2   Terms Generally........................................   10

ARTICLE II    The RLC.....................................................   11
     Section 2.1   RLC Commitment.........................................   11
     Section 2.2   Revolving Line.........................................   11
     Section 2.3   RLC Note...............................................   11
     Section 2.4   RLC....................................................   11
     Section 2.5   Excess Balance Repayment...............................   13
     Section 2.6   Conditions.............................................   13
     Section 2.7   Other RLC Advances.....................................   13
     Section 2.8   Assignment.............................................   14
     Section 2.9   Liability Records......................................   14
     Section 2.10  Setoff.................................................   14

ARTICLE III   Payments, Fees and Eurodollar Provisions....................   15
     Section 3.1   Payments...............................................   15
     Section 3.2   Loan Fees..............................................   15
     Section 3.3   Computations...........................................   16
     Section 3.4   Maintenance of Accounts................................   16
     Section 3.5   Special Provisions for LIBOR Rate Advances.............   16
     Section 3.6   Prepayments............................................   18

ARTICLE IV    Security Interest...........................................   20
     Section 4.1   Grant of Security Interest.............................   20
     Section 4.2   Notification of Account Debtors and Other Obligors.....   20
     Section 4.3   Assignment of Insurance................................   20
     Section 4.4   Occupancy..............................................   21
     Section 4.5   License................................................   21

ARTICLE V     Conditions of Lending.......................................   22
     Section 5.1   Conditions Precedent to the Initial RLC Advance........   22
     Section 5.2   Conditions Precedent to All RLC Advances...............   23

ARTICLE VI    Representations and Warranties..............................   25
     Section 6.1   Recitals...............................................   25

     Section 6.2   Corporate Existence and Power, Name; Chief Executive
                   Office; Inventory and Equipment Locations..............   25
     Section 6.3   Authorization of Borrowing; No Conflict as to Law or
                   Agreements.............................................   25
     Section 6.4   Legal Agreements.......................................   25
     Section 6.5   Subsidiaries...........................................   26
     Section 6.6   Financial Condition; No Adverse Change.................   26
     Section 6.7   Litigation.............................................   26
     Section 6.8   Regulation U...........................................   26
     Section 6.9   Taxes..................................................   26
     Section 6.10  Titles and Liens.......................................   26
     Section 6.11  Plans..................................................   27
     Section 6.12  Default................................................   27
     Section 6.13  Environmental Protection...............................   27
     Section 6.14  Submissions to the Lender..............................   28
     Section 6.15  Financing Statements...................................   28
     Section 6.16  Rights to Payment......................................   28
     Section 6.17  Year 2000 Compliance...................................   28

ARTICLE VII   Affirmative Covenants of the Borrower.......................   30
     Section 7.1   Reporting Requirements.................................   30
     Section 7.2   Books and Records, Inspection and Examination..........   32
     Section 7.3   Account Verification...................................   32
     Section 7.4   Compliance with Laws; Environmental Indemnity..........   32
     Section 7.5   Payment of Taxes and Other Claims......................   33
     Section 7.6   Maintenance of Properties..............................   33
     Section 7.7   Insurance..............................................   33
     Section 7.8   Preservation of Corporate Existence....................   34
     Section 7.9   Delivery of Instruments, Etc...........................   34
     Section 7.10  Year 2000 Compliance...................................   34
     Section 7.11  Performance by the Lender..............................   34
     Section 7.12  Interest Coverage Ratio................................   35
     Section 7.13  Senior Debt to Total Capital Percentage................   35
     Section 7.14  [Not Used..............................................   35
     Section 7.15  [Not Used.]............................................   35
     Section 7.16  Invested Capital Condition.............................   35

ARTICLE VIII  Negative Covenants..........................................   36
     Section 8.1   Liens..................................................   36
     Section 8.2   Indebtedness...........................................   36
     Section 8.3   Guaranties.............................................   36
     Section 8.4   [Not Used].............................................   37
     Section 8.5   [Not Used].............................................   37
     Section 8.6   Sale or Transfer of Assets, Suspension of Business
                   Operations.............................................   37
     Section 8.7   Consolidation and Merger; Asset Acquisitions...........   37

     Section 8.8   Sale and Leaseback.....................................   37
     Section 8.9   Restrictions on Nature of Business.....................   37
     Section 8.10  [Not Used].............................................   37
     Section 8.11  Accounting.............................................   37
     Section 8.12  Discounts, Etc.........................................   37
     Section 8.13  Defined Benefit Pension Plans..........................   38
     Section 8.14  Other Defaults.........................................   38
     Section 8.15  Place of Business; Name................................   38
     Section 8.16  Organizational Documents, S Corporation Status.........   38

ARTICLE IX    Events of Default, Rights and Remedies......................   39
     Section 9.1   Events of Default......................................   39
     Section 9.2   Rights and Remedies....................................   41
     Section 9.3   Indemnity..............................................   42
     Section 9.4   Certain Notices........................................   42

ARTICLE X     Miscellaneous...............................................   43
     Section 10.1  No Waiver; Cumulative Remedies.........................   43
     Section 10.2  Amendments, Etc........................................   43
     Section 10.3  Addresses for Notices, Etc.............................   43
     Section 10.4  Financing Statement....................................   44
     Section 10.5  Further Documents......................................   45
     Section 10.6  Collateral.............................................   45
     Section 10.7  Costs and Expenses.....................................   45
     Section 10.8  Indemnity..............................................   46
     Section 10.9  Participants...........................................   46
     Section 10.10 Execution in Counterparts..............................   46
     Section 10.11 Binding Effect; Assignment; Complete Agreement;
                   Sharing of Information.................................   46
     Section 10.12 Governing Law; Jurisdiction, Venue; Waiver of Jury
                   Trial..................................................   47
     Section 10.13 Severability of Provisions.............................   47
     Section 10.14 Headings...............................................   47
     Section 10.15 Reference Provision....................................   47

                          CREDIT AND SECURITY AGREEMENT


         BY THIS CREDIT AND SECURITY AGREEMENT (together with any amendments or modifications, (the "Agreement") entered into as of the 30th day of June, 1999 (the "Effective Date"), by and between SKYMALL, INC., a Nevada corporation ("SkyMall"), skymall.com, inc., a Nevada corporation ("skymall.com"), DURHAM & COMPANY, a Utah corporation ("Durham"; and with SkyMall and skymall.com, jointly and severally, the "Borrower"), and IMPERIAL BANK, a California banking corporation (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has requested that Lender establish a revolving line of credit (the "RLC") in the principal amount of $10,000,000.00 for general corporate purposes.

         B. Lender has agreed to do so upon the terms, conditions and provisions set forth herein.

         C. Effective as of the Effective Date, SkyMall acknowledges and agrees that the Credit and Security Agreement dated as of January 27, 1997, between SkyMall and Lender (the "Prior Agreement") shall be terminated and Lender shall have no further obligations to SkyMall under said Prior Agreement and SkyMall shall have no further obligation to Lender under said Prior Agreement. As of the Effective Date, the outstanding balance under the Prior Agreement is $2,800,000.00, which amount shall be immediately repaid on the Effective Date from the proceeds of an RLC Advance (defined below).

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                  "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

                  "Adjusted Cash Flow" means Borrower's earnings, before taxes, interest expense, depreciation and amortization ("EBITDA") of Borrower's domestic in-flight operations for the preceding four (4) quarters plus EBITDA of Durham for the preceding four (4) quarters. All components of the Adjusted Cash Flow are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement.

                  "Banking Day" means a day of the year on which commercial banks are not required or authorized to close in Inglewood, California and/or Phoenix, Arizona, and, with respect to a LIBOR Rate Advance, a day on which dealings are carried on in the London interbank market.

                  "Collateral" means all of the Equipment, General Intangibles, Inventory, Real Estate, Receivables and all sums on deposit, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means the period following the occurrence of a Default or Event of Default which period shall continue until and unless the Lender shall thereafter waive such Default or Event of Default in writing.

                  "Default Rate" means at any time five percent (5%) over the Variable Rate, which Default Rate shall change when and as the Variable Rate changes.

                  "Dollars" and the sign $ mean lawful currency of the United States of America.

                  "Effective Date" has the meaning specified in the initial paragraph hereof.

                  "Environmental Laws" has the meaning specified in Section 6.13 hereof.

                  "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, fixed assets, plant assets, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for the LIBOR Interest Period for each LIBOR Rate Advance means the reserve percentage applicable two
(2) Banking Days before the first day of such LIBOR Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Advances) having a term equal to such Interest Period.

                  "Event of Default" has the meaning specified in Section 9.1 hereof.

                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names (including without limitation the trade names and trademarks "SkyMall", "The World's In-Flight Shopping Mall", "The World Traveler's Shopping Mall", "Puppies and Playgrounds", "TravelMall", "SkyMall Factory Outlet", "SkyMall Express", "SkyAdPlus", "Immediate Delivery (with Design)", "Bejeweled Elegance", "RX Rapid Ex-Press", "First Class Enjoyment", "skymall.com" and "Shop Smart Travel Easy"), trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name and the goodwill of the Borrower's business.

                  "Interest Coverage Ratio" means the Borrower's Adjusted Cash Flow divided by the Borrower's interest expense. All components of the Interest Coverage Ratio are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Invested Capital Condition" means Borrower has provided evidence reasonably satisfactory to Lender that it has raised a minimum of $15,000,000.00 in invested capital in the form of subordinated debt and/or equity. The terms and conditions of the subordinated debt shall be reasonably acceptable to Lender, including the execution of a Subordination Agreement substantially in the form attached hereof as Exhibit F.

                  "Leasehold Deed of Trust" means that certain Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of January 27, 1997, by SkyMall, as Trustor for the benefit of Lender, as Beneficiary, recorded on January 27,1997, in the official Records of Maricopa County, State of Arizona at Recorder's No. 97-0052342, as amended.

                  "LIBOR" means the London Interbank Offered Rate, determined as provided herein, for the applicable LIBOR Interest Period to be specified by the Borrower as provided herein. For each RLC Advance under the LIBOR option, the LIBOR rate will remain in effect through the end of the LIBOR Interest Period. If prior to the due date for a LIBOR Rate Advance Borrower requests a continuation of said LIBOR Rate Advance, Borrower's request shall comply with the request procedure specified below and the LIBOR rate for the LIBOR Rate Advance shall be re-determined for the next LIBOR Interest Period as provided below. LIBOR shall mean with respect to any LIBOR Interest Period the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of:

                           (a) the offered rates per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Banking Day that is two (2) Banking Days before the first day of such LIBOR Interest Period, in each case if at least four (4) such offered rates appear on such page, or

                           (b) if clause (a) is not  available,  (x) the offered
                  rate per annum for deposits in U.S. Dollars for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Banking Day which is two (2) Banking Days before the first day of such LIBOR Interest Period; or (y) if clause (x) above is not available, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) of the interest rates per annum offered by at least three (3) prime banks selected by Lender at approximately 11:00 a.m., London time, on the Banking Day which is two (2) Banking Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such LIBOR Interest Period for a LIBOR Rate Advance hereunder in an amount equal to the amount to which the LIBOR applies. "Reuters Screen LIBOR Page" as used herein means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

                  "LIBOR Based Rate" means the rate per annum equal (A) to the sum of LIBOR and two hundred twenty-five basis points (225 b.p.),divided by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to the applicable LIBOR Interest Period.

                  "LIBOR Interest Period" means, for each LIBOR Rate Advance, the period commencing on the date of such LIBOR Rate Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each LIBOR Interest Period shall be one, two, three or six months, as selected by Borrower (A), for a new RLC Advance, in the request for a LIBOR Rate Advance or (B), for an outstanding RLC Advance, in the request for a LIBOR Rate Advance to continue bearing interest at the LIBOR Based Rate or (C), for an outstanding Variable Rate Advance, in the request to convert to a LIBOR Rate Advance; provided, however, that:

                           (i) LIBOR Interest Periods commencing on the same date shall be of the same duration;

                           (ii) Whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a Banking Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding Banking Day, provided that if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the next preceding Banking Day; and

                           (iii) No LIBOR  Interest  Period with  respect to any
                  RLC Advance shall extend beyond the Maturity Date.

                  "LIBOR Rate Advance" means an RLC Advance or a portion of a RLC designated by Borrower, that bears, or is requested to bear, interest at a LIBOR Based Rate. Each LIBOR Rate Advance shall be in a minimum amount of $250,000.00 with integral multiples of $50,000.00 in excess thereof.

                  "Loan Documents" means this Agreement, the RLC Note, the Security Documents and all other documents relating to any of the foregoing.

                  "Maturity Date" means May 30, 2001.

                  "Maximum RLC Loan Amount":  See Paragraph 2.1.

                  "Net Loss" means an after tax net loss for the Borrower from continuing operations determined on a consolidating and consolidated basis, to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Obligations" has the meaning specified in Section 4.1 hereof.

                  "Payment Date" means:

                           (i) as to a Variable Rate  Advance,  the first day of
                  each month, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day; and

                           (ii) as to a LIBOR Rate  Advance,  the earlier of (A)
                  the last day of its LIBOR Interest Period, or (B) the last day of each three month period during such LIBOR Interest Period.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any
successor  to  all  or  substantially   all  of  the  Pension  Benefit  Guaranty
Corporation's functions under ERISA.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit E attached hereto.

                  "Prime Rate" means the rate of interest publicly announced from time to time by Imperial Bank, a California banking corporation, in Inglewood, California and/or Phoenix, Arizona, as its prime rate for lending (the "Prime Rate") (the Prime Rate is not intended to be the lowest rate of interest charged by Lender in connection with extensions of credit to borrowers) or, if such bank ceases to announce a rate so designated, "Prime Rate" shall mean, at any time, a rate of interest equal to the "prime Rate" as most recently published in THE WALL STREET JOURNAL or, if no longer so published, in other comparable sources.

                  "Prior Agreement" has the meaning specified in Recital C hereof.

                  "Real Estate" means all of:

                  (a) the Borrower's interest in that certain property located at 1520 East Pima Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to Borrower's interest as Sublessee pursuant to

                           (i) a Lease dated June 24, 1960 between Pasqualetti Properties, Inc., in Arizona corporation ("Master Landlord") and Smitty's Super Valu, Inc., an Iowa corporation ("Smitty's" or "Lessee"); and

                           (ii) a Sublease dated August 1, 1984 between Smitty's
                  as Sublessor and Schwan Brothers Properties, an Arizona general partnership ("Sublessee"), Borrower being the successor in interest of the Sublessee's interest in the Sublease,

         together  with  Borrower's   interest  in  all  of  the  buildings  and
         improvements located on said property; and

                  (b) Borrower's interest in that certain property located at 1432 South 16th Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to that certain pylon sign located on the property and Borrower's interest as Lessee pursuant a Lease dated April 19, 1994 between Saint Lawrence Holding Company, a Delaware corporation, as Lessor, and the Borrower as Lessee, together with Borrower's interest in all of the buildings and improvements located on said property; and

                  (c) the Borrower's interest in that certain property located at 1580 East Pima Street, Phoenix, Arizona 85034, whether now owned or hereafter acquired, including but not limited to Borrower's interest in that Purchase and Sale Agreement dated December 27, 1996 between Borrower as Seller and Adrian C. Quinones and Guadalupe M. Quinones, husband and wife, as Buyer, the Promissory Note of even date made by Buyer (the "Quinones Note"), the Security Agreement of even date made by Buyer, the UCC-1 Financing Statement made by Buyer and filed with the Arizona Secretary of State on December 31, 1996 at Recording Number 949965, the Sub-Sublease and any Deed of Trust to be entered into pursuant to said Purchase and Sale Agreement, and other security or related documents arising out of Borrower's sale of said property interest.

                  "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services or services to be rendered, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, accounts receivable, contract rights, loans and obligations receivable, chattel papers, bonds, notes, drafts, acceptances, and other debt instruments, purchase orders, tax refunds and rights to payment in the nature of general intangibles and other forms of obligations and receivables.

                  "Regulatory Change" means any change effective after the date of this Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks including Lender, of or under any United States federal, state, or foreign law, regulation or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "RLC" has the meaning specified in Recital A hereof.

                  "RLC Advance" means an advance to the Borrower by the Lender under the RLC.

                  "RLC Commitment" means Five Million Dollars ($5,000,000.00); provided, however, that should Borrower satisfy the Invested Capital Condition, RLC Commitment shall mean Ten Million Dollars ($10,000,000.00).

                  "RLC Fee" has the meaning specified in Section 3.2(a) hereof.

                  "RLC Note" means the Revolving Note of even date herewith of the Borrower payable to the order of the Lender in substantially the form attached as Exhibit A.

                  "Security Documents" means one or more UCC-1 Financing Statements; the Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (as amended, the "Leasehold Deed of Trust"); one or more Trademark, Tradename and Service Mark Collateral Assignment and Security Agreements; the Collateral Assignment of Debtor's Interest in Promissory Note, Security Agreement and UCC-1 Financing Statement, the UCC-2 Assignment of UCC-1 Financing Statement and the original Promissory Note endorsed in favor of Lender (relating to the Quinones transaction described above in the definition of "Real Estate", Subsection (c)); and all other documents relating to the security interest in the Collateral being given to Lender.

                  "Security Interest" has the meaning specified in Section 4.1 hereof.

                  "Senior Debt" means Borrower's total liabilities to Lender.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Total  Capital" means the sum of Borrower's (i) total equity,
(ii) total subordinated debt, and (iii) Senior Debt.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 10.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Variable Rate" means the rate per annum equal to the Prime Rate per annum as in effect from time to time. The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate Advance" means an RLC Advance designated by Borrower, that bears, or is requested to bear, interest at the Variable Rate.

         Section 1.2  TERMS GENERALLY.

                  (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

                  (b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (c) All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (d) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                                     THE RLC

         Section 2.1 RLC COMMITMENT. Lender agrees to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow in the manner and upon the terms and conditions contained in this Agreement, an amount, (the "Maximum RLC Loan Amount") not to exceed the lesser of the following:

                  (a) The RLC Commitment.

                  (b) An amount not to exceed two and one-half times (2.50x) Borrower's Adjusted Cash Flow for the preceding four (4) quarters, measured on a quarterly basis in advance.

         Section 2.2 REVOLVING LINE. The RLC shall be a revolving commitment, against which RLC Advances may be made to Borrower, repaid by Borrower, and additional RLC Advances made to Borrower, provided that Lender shall have no obligation to make any RLC Advance that would cause the outstanding principal balance to the RLC plus any amounts that are committed hereunder and not yet advanced to exceed the limitations of Paragraph 2.1 above.

         Section 2.3 RLC NOTE.  All RLC  Advances  made by the Lender under this
Article II shall be evidenced by and repayable with interest in accordance with the RLC Note.

         Section 2.4 RLC. The RLC shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

                  (a) Interest shall accrue:

                      (i) On the unpaid principal of an RLC Advance at the Variable Rate except to the extent that an RLC Advance bears interest at the LIBOR Based Rate.

                      (ii) On the  unpaid  principal of  an  RLC Advance  at the
                  LIBOR Based Rate to the extent Borrower shall elect and to the extent not otherwise provided herein.

                  (b) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

                  (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the Maturity Date.

                  (d) Each request for an RLC Advance shall, in addition to complying with the other requirements in this Agreement, (i) specify the date and amount of the requested RLC Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be an RLC Advance that bears interest at the LIBOR Based Rate, (iii) be in a minimum amount of $250,000.00 with integral multiples of $50,000.00 in excess thereof, and (iv) if the RLC Advance is to bear interest at the LIBOR Based Rate, (A) specify the LIBOR Interest Period, and (B) be delivered to Lender before 9:00 a.m. (Inglewood, California and/or Phoenix, Arizona local time) at least three (3) Banking Days prior to the date of the requested RLC Advance. Any request for an RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the LIBOR Based Rate shall bear interest at the Variable Rate; provided that in the event such non-compliance is due to Borrower's failure to specify the required information, Lender agrees to notify Borrower of such failure and to provide Borrower the opportunity to provide such information prior to directing that the RLC Advance bear interest at the Variable Rate.

                  (e) If Borrower desires that a LIBOR Rate Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period, Borrower shall deliver to Lender at least three
         (3) Banking Days prior to the end of the existing LIBOR Interest Period; a notice making such election and specifying the new LIBOR Interest Period. If Borrower does not deliver such notice within such time, then after the existing LIBOR Interest Period the LIBOR Rate Advance shall become a Variable Rate Advance and shall bear interest at the Variable Rate.

                  (f) Borrower may upon written notice to and received by Lender not later than 9:00 a.m. (Inglewood, California and/or Phoenix, Arizona local time) (i) on the third Banking Day, in the case of any conversion of a Variable Rate Advance into a LIBOR Rate Advance and (ii) on the first Banking Day in the case of any conversion of a LIBOR Rate Advance into a Variable Rate Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type; provided, however, that any conversion of a LIBOR Rate Advance (A) shall only be made on the last day of the applicable LIBOR Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLC Advance in a minimum amount of $250,000.00 with integral multiples of $50,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted.

                  (g) Each request for an RLC Advance as well as each election by the Borrower that an RLC Advance continue to bear interest at the LIBOR Based Rate after the end of an existing LIBOR Interest Period and each conversion request shall be irrevocable and binding on Borrower once the request is received by Lender. Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of Borrower's failure to fulfill, on or before the date specified for an RLC Advance in any request for an RLC Advance, the conditions to such RLC Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such RLC Advance when such RLC Advance, as a result of such failure, is not made on the date so specified.

                  (h) No RLC Advance shall be requested by Borrower to bear a LIBOR Based Rate, whether pursuant to a request for an RLC Advance or a conversion hereunder, so long as there shall have occurred an Event of Default and such Event of Default is continuing.

                  (i) If any payment of interest and/or principal is not received by Lender when such payment is due, then in addition to the remedies conferred upon Lender under the Loan Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

                  (j) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

         Section 2.5 EXCESS BALANCE REPAYMENT. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender three
(3) days after notice to Borrower, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the Maximum RLC Loan Amount.

         Section 2.6 CONDITIONS. Lender shall have no obligation to fund any RLC Advance unless and until all of the conditions and requirements of this Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, unless otherwise waived by Lender in writing, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in its sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         Section 2.7 OTHER RLC ADVANCES. Lender, after giving written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of
(i) insurance premiums, taxes, assessments, liens or encumbrances existing against the Collateral, (ii) interest accrued and payable upon the RLC, (iii) any indebtedness, charges and expenses that are the obligation of Borrower under this Credit Agreement, and (iv) any charges or matters necessary to cure any Event of Default.

         Section 2.8 ASSIGNMENT. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent.

         Section 2.9 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to any and all RLC Advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for RLC Advances under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 30 days after receipt by the Borrower of said billing statement or accounting, or within 30 days after completion of the Borrower's next annual audit by its outside accounting firm.

         Section 2.10 SETOFF. The Borrower agrees that the Lender may at anytime or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrower (for RLC Advances or for any other transaction or event), whether or not due. In addition, each other Person holding a participating interest in any RLC Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                   ARTICLE III

                    PAYMENTS, FEES AND EURODOLLAR PROVISIONS

         Section 3.1  PAYMENTS.

                  (a) All payments and prepayments by the Borrower of principal of and interest on the RLC Note and all fees, expenses and any other Obligation payable to Lender in connection with the RLC shall be nonrefundable and made in Dollars or immediately available funds to Lender not later than 5:00 p.m., (Phoenix, Arizona local time) on the dates called for under this Agreement, at the office of Lender in Phoenix, Arizona. Funds received after such hour shall be deemed to have been received by Lender on the next Banking Day.

                  (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

                  (c) Interest shall be due and payable on the RLC on each Payment Date and on the Maturity Date.

                  (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

                  (e) Borrower authorizes Lender to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number 97005621 with Lender, or any other demand deposit account maintained by Borrower with Lender, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         Section 3.2  LOAN FEES.

                  (a) In connection with the RLC, Borrower agrees to pay to Lender on the Effective Date and on each anniversary thereafter a non-refundable fee in the amount of one percent (1.0%) of the RLC Commitment (the "RLC Fee").

                  (b) In the event Borrower satisfies the Invested Capital Condition on or before September 30, 1999, Borrower shall pay to Lender an additional non-refundable fee in the amount of $50,000.00. If Borrower satisfies the Invested Capital Condition after September 30, 1999, Borrower shall pay to Lender an additional non-refundable fee in the amount of $100,000.00. Such additional fee shall be paid to Lender upon the closing of the instrument providing the necessary invested capital.

                  (c) In the event Borrower elects to terminate all or part of the RLC prior to the Maturity Date, Borrower shall pay to Lender, on or before the effective date of such termination, in addition to any other fees or costs, if any, to be paid pursuant to the terms of this
         Agreement as a result of such termination, a non-refundable cancellation fee in the amount of one-half of one percent (0.5%) of the RLC terminated by Borrower (the "Cancellation Fee"). Notwithstanding anything contained herein to the contrary, if Borrower elects to terminate the increase of the RLC Commitment upon satisfaction of the Invested Capital Condition, Borrower shall not be required to pay the Cancellation Fee attributable to such termination.

         Section 3.3 COMPUTATIONS. All fees and interest on the RLC Note shall be computed on the basis of a year of 360-days/year and accrue on a daily basis for the actual number of days elapsed.

         Section 3.4 MAINTENANCE OF ACCOUNTS. Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in the ordinary course of business in such account or accounts shall be evidence of the existence and amounts of the obligations of the Borrower therein recorded and shall be presumed to be accurate until the contrary is established. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the RLC Note.

         Section 3.5   SPECIAL PROVISIONS FOR LIBOR RATE ADVANCES.

                  (a) Funding: Notwithstanding any provision of the Loan Documents to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of any RLC Advance in any manner it sees fit; provided, however, that for the purposes of the RLC Note, all determinations thereunder shall be made as if Lender had actually funded and maintained each RLC Advance bearing interest at the LIBOR Based Rate during the LIBOR Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period and bearing an interest rate equal to the LIBOR Based Rate for such LIBOR Interest Period.

                  (b) Inadequacy of Eurodollar Pricing: If, due to any Regulatory Change, there shall be any increase in the cost to Lender of agreeing to make or making, funding, or maintaining RLC Advances bearing interest at the LIBOR Based Rate (including, without limitation, any increase in any applicable reserve requirement), then the Borrower shall from time to time, upon demand by Lender, pay to Lender such amounts as Lender may reasonably determine to be necessary to compensate Lender for any additional costs that Lender reasonably determines are attributable to such Regulatory Change. Lender will notify the Borrower of any Regulatory Change that will entitle Lender to compensation pursuant to this paragraph as promptly as practicable, but in any event within ninety (90) days after Lender obtains knowledge thereof; provided, however, that if Lender fails to give such notice within ninety (90) days after it obtains knowledge of such a Regulatory Change, Lender shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Lender does give such notice. Lender will furnish to the Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by Lender for compensation under this paragraph. Determinations by Lender of the amounts required to compensate Lender shall be conclusive, absent manifest error. Lender shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Lender.

                  (c) Illegality: Notwithstanding any provision of the Loan Documents, if Lender shall notify the Borrower that as a result of a Regulatory Change it is unlawful for Lender to make RLC Advances at the LIBOR Based Rate, or to fund or maintain RLC Advances bearing interest at the LIBOR Based Rate, (i) the obligations of Lender to make RLC Advances at the LIBOR Based Rate and to convert RLC Advances to the LIBOR Based Rate shall be suspended until Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of RLC Advances at the LIBOR Based Rate unlawful, the Borrower shall forthwith prepay in full all RLC Advances bearing interest at the LIBOR Based Rate then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified herein, unless the Borrower, within five (5) Banking Days of notice from Lender, converts all RLC Advances bearing interest at the LIBOR Based Rate then outstanding into RLC Advances bearing interest at the Variable Rate pursuant to the conversion procedures herein and pays all amounts in connection with such prepayments or conversions specified herein.

                  (d) Market Disruption: Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any LIBOR Interest Period, Lender shall determine (i) that United States dollar deposits in the amount of any RLC Advance bearing interest at the LIBOR Based Rate to be outstanding during such LIBOR Interest Period are not readily available to Lender in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Based Rate for such LIBOR Interest Period in the manner prescribed in the definition of "LIBOR Based Rate," then Lender shall promptly give notice thereof to the Borrower and the obligation of Lender to create, continue, or effect by conversion any RLC Advance bearing interest at the LIBOR Based Rate in such amount and for such LIBOR Interest Period shall terminate until United States dollar deposits in such amount and for the LIBOR Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the LIBOR Based Rate.

         Section 3.6  PREPAYMENTS.

                  (a) Borrower may, upon at least two (2) Banking Days' notice in the case of LIBOR Based Rate Advances and one (1) Banking Day's notice in the case of Variable Rate Advances to Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given Borrower shall, prepay the outstanding principal balance of the RLC in whole or in part at any time prior to the Maturity Date as stated in such notice by Borrower, subject to payment of all amounts specified hereinbelow with respect to any LIBOR Rate Advance.

                  (b) If for any reason (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to Section 3.5(c)), Lender receives all or part of the principal amount of a LIBOR Rate Advance prior to the last Banking Day of the LIBOR Interest Period for such RLC Advance, the Borrower shall immediately on demand by Lender, pay the "LIBOR Breakage Fees," defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such LIBOR
         Interest Period exceeds (ii) the interest which would have been recoverable by Lender (without regard to whether Lender actually so invest said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be for a period starting on the date on which it was so received and ending on the last day of such LIBOR Interest Period at the interest rate determined by Lender in its reasonable discretion. Lender's determination as to such amount shall be conclusive and final, absent manifest error.

                  (c) The Borrower shall pay to Lender, upon the demand, such other amount or amounts as shall be sufficient to compensate it for any loss, costs or expense ("LIBOR Prepayment Charges") incurred by it as a result of any prepayment by the Borrower (including voluntary prepayment, voluntary conversion of a LIBOR Rate Advance into a Variable Rate Advance, or prepayment due to acceleration, but excluding any mandatory prepayment or mandatory conversion such as pursuant to

         Section 3.5(c)) of all or part of the principal amount of a LIBOR Rate Advance prior to the last Banking Day of the LIBOR Interest Period for such RLC Advance (including without limitation, any failure by the Borrower to borrow a LIBOR Rate Advance on the loan date for such borrowing specified in the relevant notice of borrowing hereunder). Such LIBOR Prepayment Charges shall include, without limitation, any interest or fees payable by Lender to lenders of funds obtained by them in order to make or maintain their loans based on the London interbank eurodollar market. Lender's determination as to such LIBOR Prepayment Charges shall be conclusive and final, absent manifest error.

                  (d) Lender agrees that it shall make a best effort to minimize any such LIBOR Breakage Fees or any such LIBOR Prepayment Charges.

                                   ARTICLE IV

                                SECURITY INTEREST

         Section 4.1 GRANT OF SECURITY INTEREST. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

         Section 4.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. With respect to any and all rights to payment constituting Collateral the Lender may at any time after the occurrence of an Event of Default notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address. This right of Lender to act as agent and attorney in fact of the Borrower shall be irrevocable for the life of this Agreement and may be exercised by the Lender only at any time after the occurrence and during the continuance of an Event of Default.

         Section 4.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the
Lender. At any time after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         Section 4.4  OCCUPANCY.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 4.4.

         Section 4.5 LICENSE. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of all or all Collateral following an Event of Default.

                                    ARTICLE V

                              CONDITIONS OF LENDING

         Section 5.1 CONDITIONS PRECEDENT TO THE INITIAL RLC ADVANCE. The obligation of the Lender to make the initial RLC Advance under the RLC shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed on behalf of the Borrower.

                  (b) The RLC Note, properly executed on behalf of the Borrower.

                  (c) (i) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises or has an interest in the Real Estate; (ii) the Amendment to Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing properly executed on behalf of the Borrower; (iii) the Amendment to Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement properly executed on behalf of the SkyMall (iv) the Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement properly executed on behalf of skymall.com; (v) the UCC-1 Financing Statement(s) properly executed on behalf of skymall.com; and Durham and (vi) the Amendment to Collateral Assignment of Debtor's Interest in Promissory Note, Security Agreement and UCC-1 Financing Statement, the UCC-2 Assignment of UCC-1 Financing Statement and the original Promissory Note endorsed in favor of Lender (relating to the Quinones transaction described above in the definition of "Real Estate", subsection (c)), all properly executed on behalf of the Borrower.

                  (d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 8.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing.

                  (e) Current searches of appropriate filing offices showing that (i) no mortgages, deeds of trust, collateral assignments or other security interests have been filed and remain in effect against the Borrower's interest in the Real Estate or the General Intangibles, except those relating to liens permitted pursuant to Section 8.1 hereof and those filed by the Lender and (ii) the Lender has duly filed all mortgages, deeds of trust, collateral assignments or other security interests necessary to perfect the Security Interests in the Real Estate and the General Intangibles granted hereunder, to the extent the said Security Interests are capable of being perfected by filing.

                  (f) A Corporate Resolution Regarding Credit executed by the Secretary of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the Security Documents and other instruments, agreements and certificates, including RLC Advance requests, on behalf of the Borrower.

                  (g) A current certificate issued by the Secretary of State of the state of the Borrower's incorporation, certifying that the Borrower is in compliance with all corporate organizational requirements of such state.

                  (h) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (i) A certificate of an officer of the Borrower confirming, in his corporate capacity, the representations and warranties set forth in Article VI hereof.

                  (j) Certificates of the insurance required hereunder, with all hazard insurance containing a loss payee endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

                  (k) Payment of the fees due through the date of the initial RLC Advance under Section 3.2 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 10.7 hereof
(including without limitation the Lender's attorneys' fees as provided in Section 10.7).

                  (l) Such other documents as the Lender in its sole discretion may reasonably require, including without limitation such documents as are necessary to perfect any and all registered trademarks or trade names (including without limitation the trade names and trademarks "SkyMall", "The World's In-Flight Shopping Mall", "The World Traveler's Shopping Mall", "Puppies and Playgrounds", "TravelMall", "SkyMall Factory Outlet", "SkyMall Express", "SkyAdPlus", "Immediate Delivery (with Design)", "Bejeweled Elegance", "RX Rapid Ex-Press", "First Class Enjoyment", "skymall.com" and "Shop Smart Travel Easy").

                  (m) The original of the Quinones Note, endorsed by Borrower in favor of Lender, which Lender shall hold as part of its security.

                  (n) [Not Used]

         Section 5.2 CONDITIONS PRECEDENT TO ALL RLC ADVANCES. The obligation of the Lender to make each RLC Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article VI hereof are correct on and as of the date of such RLC Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such RLC Advance which constitutes a Default or an Event of Default.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         Section 6.1 RECITALS. The recitals appearing in this Agreement are true and correct.

         Section 6.2 CORPORATE EXISTENCE AND POWER, NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada or Utah, as applicable, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto.

         Section 6.3 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) other than the filing of the necessary Loan Documents with the Securities Exchange Commission, require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof,
(c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         Section 6.4 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 6.5 SUBSIDIARIES. Except as set forth in Exhibit B attached hereto, the Borrower has no Subsidiaries.

         Section 6.6 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for the reporting period ended December 31, 1998 and unaudited financial statements of the Borrower for the quarter ended March 31, 1999, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

         Section 6.7 LITIGATION. Except as disclosed in Exhibit G attached hereto and by this reference incorporated herein, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         Section 6.8 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying, margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any RLC Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 6.9 TAXES. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except for any tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and the Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

         Section 6.10 TITLES AND LIENS. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 6.6 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section 8.1 hereof, and
(ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office within the States of Arizona and Nevada, or to Borrower's knowledge with any other office, except to perfect only security interests permitted by Section 8.1 hereof. If any financing statements not permitted by Section 8.1 hereof become known to Borrower, Borrower will use its best efforts to terminate same promptly.

         Section 6.11 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

         Section 6.12 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

         Section 6.13 ENVIRONMENTAL PROTECTION. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. The Borrower shall provide copies of all such permits, licenses and other authorizations to the Lender upon the Lender's request. The Borrower also shall provide to the Lender copies of all environmental investigation and inspection reports available to the Borrower that pertain to the Borrower's facilities, upon the Lender's request. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws. Except as previously disclosed to the Lender in writing, the Borrower has received no inquiry from any federal, state or local agency concerning the Borrower's facilities or any adjacent properties involving possible environmental contamination or violations of any Environmental Laws, and has no knowledge of any such inquiry to any party concerning the Borrower's facilities or any adjacent properties. The Borrower agrees to notify the Lender promptly in writing of any inquiries by third parties or regulatory agencies concerning the possible presence of environmental contamination on the Borrower's facilities or any adjacent properties or concerning any possible violations of Environmental Laws involving the Borrower's facilities or any adjacent properties. The Lender shall have the right to enter the Borrower's facilities for the purpose of conducting environmental investigations, including taking soil and water samples, during the Borrower's normal business hours of operation.

         Section 6.14 SUBMISSIONS TO THE LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results. Lender acknowledges that certain financial information provided to it under this Agreement will be provided in greater detail than what is reflected and required in Borrower's disclosures with the Securities Exchange Commission and, therefore, is not in the public domain.

         Section 6.15 FINANCING STATEMENTS. The Borrower has provided to the Lender signed financing statement(s) and deed(s) of trust sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements and deed(s) of trust are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         Section 6.16 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

         Section 6.17 YEAR 2000 COMPLIANCE. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, to the best of Borrower's knowledge, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

                                   ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE BORROWER

         So long as the RLC Note shall remain unpaid or the RLC shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 7.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in
Section 6.6 hereof; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating
(i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 6.6 hereof, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 7.12 through 7.14 hereof;

                  (b) as soon as  available  and in any event  within forty five
(45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such quarter and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 6.6 hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 6.6 hereof, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 7.12 through 7.14 hereof;

                  (c) as promptly as practicable, after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 6.6 hereof or which seek a monetary recovery against the Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000.00);

                  (d) as promptly as practicable (but in any event not later than five (5) business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (e) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC;

                  (f) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the PBGC;

                  (g) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower (except for disputes or claims in the normal course of the Borrower's business); (ii) any goods returned to or recovered by the Borrower (except for returns or recoveries in the normal course of the Borrower's business); and (iii) any change in the persons constituting the officers and directors of the Borrower;

                  (h) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (i) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (j) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange, including without limitation the Borrower's Quarterly 10Q Reports no later that 45 days after the quarterly period ending and the Borrower's Annual 10K Report no later than 120 days after the fiscal year period ending;

                  (k) promptly upon knowledge thereof, notice of the violation by the Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (l) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

         Section 7.2 BOOKS AND RECORDS, INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time reasonably request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon reasonable request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

         Section 7.3 ACCOUNT VERIFICATION. The Borrower will at any time and from time to time upon reasonable request of the Lender send requests for verification of accounts or notices of assignment to account debtors and other obligors.

         Section 7.4 COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

         Section 7.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and the Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

         Section 7.6  MAINTENANCE OF PROPERTIES.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 8.1 hereof.

         Section 7.7 INSURANCE. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be reasonably required in writing by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request in writing, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         Section 7.8 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         Section 7.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

         Section 7.10 YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become Year 2000 Compliant in a timely manner; provided however, should Borrower fail to comply with the provisions contained in (a) or (b) above, Borrower shall provide Lender with a backup or continency plan, reasonably satisfactory to Lender, so as to become Year 2000 Complaint within a period of time calculated to result in no material disruption of Borrower's operations. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Lender may from time to time require.

         Section 7.11 PERFORMANCE BY THE LENDER. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VII or elsewhere herein, and if such failure shall continue for a period of ten (10) calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 7.5 and 7.7 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Variable Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section
7.11. This right of Lender to act as attorney in fact of the Borrower shall be irrevocable for the life of this Agreement and may be exercised by the Lender only at any time after the occurrence and during the continuance of an Event of Default.

         Section 7.12 INTEREST COVERAGE RATIO. The Borrower will at all times maintain an Interest Coverage Ratio of not less than 5.00 to 1.00 measured on a rolling four(4) quarter basis.

         Section 7.13 SENIOR DEBT TO TOTAL CAPITAL PERCENTAGE. Commencing on December 31, 1999, the Borrower will at all times maintain a Senior Debt to Total Capital Percentage of not more than fifty percent (50%) measured on a quarterly basis as follows: Senior Debt divided by Total Capital.

         Section 7.14 [NOT USED.]

         Section 7.15 [NOT USED.]

         Section 7.16 INVESTED CAPITAL CONDITION. With respect to the Invested Capital Condition, Borrower shall:

                  (a) Provide Lender with a plan on or before June 30, 1999, reasonable satisfactory to Lender, to satisfy the Invested Capital Condition.

                  (b) Engage an investment bank on or before July 31, 1999, reasonably satisfactory to Lender, to satisfy the Invested Capital Condition.

                  (c) Satisfy the Invested Capital Condition on or before December 31, 1999.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as the RLC Note shall remain unpaid or the RLC shall be outstanding, the Borrower agrees that, without the prior written consent of the
Lender:

         Section 8.1 LIENS. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing:

                  (a) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under Section 8.2 hereof;

                  (b)  the Security Interests; and

                  (c) purchase money security interests or operating leases relating to the acquisition or leasing of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

         Section 8.2 INDEBTEDNESS. The Borrower, without the prior written consent of Lender, will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Exhibit C hereto; and

                  (c) indebtedness relating to liens permitted in accordance with Section 8.l(c) hereof.

         Section 8.3 GUARANTIES. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto.

         Section 8.4 [NOT USED].

         Section 8.5 [NOT USED].

         Section 8.6 SALE OR TRANSFER OF ASSETS, SUSPENSION OF BUSINESS OPERATIONS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of: (i) the stock of any Subsidiary; (ii) all or a substantial part of its assets; or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person, other than the sale of Inventory in the ordinary course of business or de minimis sale of other Collateral; and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         Section 8.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire in a transaction analogous in purpose or effect to a consolidation or merger all or substantially all the assets of any other Person.

         Section 8.8 SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 8.9 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

         Section 8.10 [NOT USED].

         Section 8.11 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         Section 8.12 DISCOUNTS, ETC. Except in the normal course of the Borrower's business, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

         Section 8.13 DEFINED BENEFIT PENSION PLANS. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 6.11 hereof.

         Section 8.14 OTHER DEFAULTS. The Borrower will not permit any material breach, default or event of default by the Borrower to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

         Section 8.15 PLACE OF BUSINESS; NAME. The Borrower will not transfer its chief executive office or principal place of business outside the State of Arizona, or close or sell any business location except in connection with a transfer of its chief executive office or principal place of business within the State of Arizona. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

         Section 8.16 ORGANIZATIONAL DOCUMENTS, S CORPORATION STATUS. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if the Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.

                                   ARTICLE IX

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

         Section 9.1  EVENTS OF  DEFAULT.   "Event of  Default",  wherever  used
herein, means any one of the following events:

                  (a) Default in the payment of any interest on or principal of the RLC Note when it becomes due and payable, which default continues for a period of ten (10) days; or

                  (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement, which default continues for a period of thirty (30) days after the Lender has given written notice thereof; or

                  (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in sections 7.12 through and including 7.16 of this Agreement; or

                  (d) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement (other than sections 7.12 through and including 7.16 which are covered in the prior subsection), which default continues for a period of twenty (20) days after the Lender has given written notice thereof; or

                  (e) The Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, as the case may be; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower; or

                  (f) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor; or

                  (g) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective; or

                  (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty
(30) consecutive days without a stay of execution; or

                  (i) A material default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease, which default continues for a period of thirty (30) days; or

                  (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

                  (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note (other than any obligations to pay principal and interest under the RLC Note, which are covered in subsection (a) above), which continues for a period of twenty (20) days after the Lender has given written notice thereof; or

                  (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

                  (m) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) except as allowed by Section 7.5 or notice of any state or federal tax liens shall be filed or issued, which continues for a period of thirty (30) days after any such event has occurred; or

                  (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder, and the expiration of the applicable period of grace, if any, specified in the evidence of indebtedness; or

                  (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender, and the expiration of the applicable period of grace, if any, specified in such agreement.

         Section 9.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may, by notice to the Borrower, declare the RLC to be terminated, whereupon the same shall forthwith terminate;

                  (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amount of the RLC Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the RLC Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the RLC Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

                  (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing - or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) The Lender may automatically convert all LIBOR Rate Advances then outstanding to Variable Rate Advances on the last day of each respective interest period for each LIBOR Rate Advance;

                  (f) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 9.1(f) hereof, the entire unpaid principal amount of the RLC Note (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

         Section 9.3 INDEMNITY. Borrower agrees to pay and indemnify the Lender for, and to hold the Lender harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Advances hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of LIBOR Rate Advances) which the Lender may sustain or incur as a consequence of any default by the Borrower in connection with or related to: (a) payment of the principal amount of or interest on LIBOR Rate Advances, (b) making a borrowing or conversion of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance with this Agreement, or (c) making a prepayment of a LIBOR Rate Advance after Borrower has given a notice thereof in accordance with this Agreement, or any prepayment (whether optional or mandatory) of any LIBOR Rate Advance prior to the end of the applicable LIBOR Interest Period for such loan.

         Section 9.4 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 10.3) at least five (5) calendar days prior to the date of intended disposition or other action.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 10.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 10.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

         If to the Borrower:  SkyMall, Inc.
                              1520 East Pima Street
                              Phoenix, Arizona 85034
                              Attention:  Stephen R. Peterson, Chief Financial
                                          Officer and Treasurer
                              Telecopier: (602) 254-6544

         with a copy to:      SkyMall, Inc.
                              1520 East Pima Street
                              Phoenix, Arizona 85034
                              Attention:  Chris A. Aguilera, Executive Vice
                                          President and General Counsel
                              Telecopier: (602) 254-6544

         If to the Lender:    Imperial Bank
                              9920 South La Cienega Boulevard
                              Suite 636
                              Inglewood, California  90301
                              Attention:  Lending Services
                              Telecopier:  (310) 417-5695

         With a copy to:      Imperial Bank
                              400 East Van Buren
                              Suite 900
                              Phoenix, Arizona  85004
                              Attention: R. Mark Chambers
                              Telecopier:  (602) 261-7881

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article 11 hereof shall not be effective until received by the Lender.

         Section 10.4 FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or of an financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:

                              SkyMall, Inc.
                              1520 East Pima Street
                              Phoenix, Arizona 85034
                              Federal Tax Identification No. 86-0651100

                              or

                              skymall.com, inc.
                              1520 East Pima Street
                              Phoenix, Arizona 85034
                              Federal Tax Identification No. 86-0942159

                              or

                              Durham & Company
                              1205 South Park Lane
                              Tempe, Arizona 85281
                              Federal Tax Identification No. 86-0930397

         Name and address of Secured Party:

                              Imperial Bank, a California banking corporation Lending Services
                              9920 South La Cienega Boulevard
                              Inglewood, California 90301
                              Attention: Lending Services

         Section 10.5 FURTHER DOCUMENTS. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         Section 10.6 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

         Section 10.7 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such reasonable costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests. Lender shall use best efforts to provide Borrower an estimate in advance of the costs and expenses to be incurred by Lender.

         Section 10.8 INDEMNITY. In addition to the payment of expenses pursuant to Section 10.7 hereof and the environmental indemnity pursuant to Section 7.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnities"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the RLC Advances, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the RLC Advances, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the RLC Advances (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner reasonably directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 10.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

         Section 10.9 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

         Section 10.10 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 10.11 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; SHARING OF INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors, the Lender may share (subject to applicable provisions of securities laws) at any time with Imperial Bancorp. and all direct and indirect subsidiaries of Imperial Bancorp. any and all information the Lender may have in its possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of such information.

         Section 10.12 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California (except that the Leasehold Deed of Trust shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona), except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of
Section 10.15 hereof, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County, California. Notwithstanding the provisions in the prior sentence, each party consents to the personal jurisdiction and venue of the state courts located in Phoenix, Maricopa County, State of Arizona in connection with any controversy related to the Leasehold Deed of Trust, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with the Leasehold Deed of Trust shall be venued in the Superior Court of Maricopa County, Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Loan Documents.

         Section 10.13 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 10.14 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 10.15 REFERENCE PROVISION.

                  (a) Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement and/or any of the Loan Documents, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree with in thirty days (30) after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

                  (b) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

         (c) No provision of Paragraphs (a) or (b) of this Section 10.15, however, shall limit the right of Lender to bring action for possession of any collateral in any jurisdiction, wherever located, in accordance with the provisions of the Security Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   SKYMALL, INC., a Nevada corporation


                                   By:  /s/ Stephen R. Peterson
                                        ----------------------------------------
                                   Name:  Stephen R. Peterson
                                          --------------------------------------
                                   Title: CFO
                                          --------------------------------------

                                   skymall.com, inc., a Nevada corporation


                                   By:  /s/ Stephen R. Peterson
                                        ----------------------------------------
                                   Name:  Stephen R. Peterson
                                          --------------------------------------
                                   Title: CFO
                                          --------------------------------------

                                   DURHAM & COMPANY, a Utah corporation


                                   By:  /s/ Stephen R. Peterson
                                        ----------------------------------------
                                   Name:  Stephen R. Peterson
                                          --------------------------------------
                                   Title: CFO
                                          --------------------------------------

                                                                        BORROWER


                                   IMPERIAL BANK, a California banking
                                   corporation


                                   By:  /s/ R. Mark Chambers
                                        ----------------------------------------
                                   Name:  R. Mark Chambers
                                          --------------------------------------
                                   Title: Vice President
                                          --------------------------------------

                                                                          LENDER